SHAREHOLDER MEETING (Unaudited)

On March 30, 2001, a shareholder meeting was held at which all of the nominated Trustees were elected and all proposals were approved by shareholders as described in the Trust's proxy statement for that meeting. The following is a report of the votes cast:

(Proposal No. 1):
The twelve persons named below to serve as Trustee of the Fund until their successors are elected and shall qualify.
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Nominee                                              For                      Withheld                    Total
William L. Armstrong                                 58,235,883.495             906,517.852               59,142,401.347
Robert G. Avis                                       58,146,031.281             996,370.066               59,142,401.347
George C. Bowen                                      58,234,983.756             907,417.591               59,142,401.347
Edward L. Cameron                                    58,162,312.099             980,089.248               59,142,401.347
Jon S. Fossel                                        58,181,869.137             960,532.210               59,142,401.347
Sam Freedman                                         58,146,049.846             996,351.501               59,142,401.347
Raymond J. Kalinowski                                58,126,108.633           1,016,292.714               59,142,401.347
C. Howard Kast                                       58,077,225.264           1,065,176.083               59,142,401.347
Robert M. Kirchner                                   58,120,289.431           1,022,111.916               59,142,401.347
Bridget A. Macaskill                                 58,157,607.512             984,793.835               59,142,401.347
F. William Marshall                                  58,194,568.630             947,832.717               59,142,401.347
James C. Swain                                       58,153,048.243             989,353.104               59,142,401.347
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
                  For                       Against                   Abstain                    Total
(Proposal No. 2):
Ratification of the selection of Deloitte & Touche LLP as independent auditors for the Fund for the fiscal year beginning October 1, 2000.

                  57,383,904.022            406,814.960               1,351,682.365              59,142,401.347
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
                For               Against                   Abstain                    Broker Non-Votes          Total
(Proposal No. 3a):
Approval to eliminate the Fund's fundamental policy on purchasing securities on margin and engaging in short sales.

                41,563,720.321    4,344,833.818             2,846,555.208              10,387,292.000            59,142,401.347

(Proposal No. 3b):
Approval to Eliminate the Fund's fundamental policy on purchasing securities of issuers in which officers or trustees have an interest.

                40,368,032.614    5,603,732.312             2,783,344.421              10,387,292.000            59,142,401.347

(Proposal No. 3c):
Approval to eliminate the Fund's fundamental policy on investing in a company for the purpose of acquiring control.

                42,048,878.159    3,582,277.298             3,123,953.890              10,387,292.000            59,142,401.347

(Proposal No. 3d):
Approval to eliminate the Fund's fundamental policy on investing in oil, gas or other mineral exploration or development programs.

                42,669,957.508    3,163,458.248             2,921,693.591              10,387,292.000            59,142,401.347

(Proposal No. 3e):
Approval to eliminate the Fund's fundamental policy on investing in standby commitments.

                40,693,855.626    4,141,855.861             3,919,397.860              10,387,292.000            59,142,401.347

(Proposal No. 3f):
Approval to amend the Fund's fundamental policy on purchasing restricted or illiquid securities.
                40,348,591.011    5,079,150.454             3,327,367.882              10,387,292.000            59,142,401.347

(Proposal No. 3g):
Approval to eliminate the Fund's fundamental policy on entering into reverse repurchase agreements.

                40,581,167.421    4,566,134.912             3,607,807.014              10,387,292.000            59,142,401.347

(Proposal No. 3h):
Approval to eliminate the Fund's fundamental policy on investing in unseasoned issuers.

                40,340,219.135    5,173,373.918             3,241,516.294              10,387,292.000            59,142,401.347

(Proposal No. 3i):
Approval to amend the Fund's fundamental policy regarding industry concentration.

                42,116,242.502    3,585,821.640             3,053,045.205              10,387,292.000            59,142,401.347

(Proposal No. 3j):
Approval to amend the Fund's fundamental policy on purchasing securities of other investment companies.

                42,579,381.555    3,312,308.506             2,863,419.286              10,387,292.000            59,142,401.347

(Proposal No. 3k):
Approval to eliminate the Fund's fundamental policy concerning repurchase agreements.

                42,003,472.297    3,349,809.383             3,401,827.667              10,387,292.000            59,142,401.347

(Proposal No. 4):
Approval of changes to four of the Fund's fundamental investment restrictions to permit the Fund to participate in an inter-fund Lending agreement.

                41,475,120.725    4,094,488.220             3,185,500.402              10,387,292.000            59,142,401.347

(Proposal No. 5):
Approval of authorizing the Trustees to adopt an Amended and Restated Declaration of Trust.

                42,782,457.776    2,920,451.210             3,052,200.361              10,387,292.000            59,142,401.347
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